UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  November 18, 2009
(Date of earliest event reported)

HAUPPAUGE DIGITAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13559	11-3227864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Cabot Court, Hauppauge, New York  11788
(Address of Principal Executive Offices)   (Zip Code)

Registrant's telephone number, including area code: (631) 434-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 18, 2009, Hauppauge Digital Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”), indicating that the Company is not in compliance with the NASDAQ minimum bid price rule.  The letter noted that, for the thirty consecutive trading days prior to November 18, 2009, the Company's minimum closing bid price per share had been below the $1.00 minimum bid price requirement set forth in Nasdaq Rule 5450(a)(1).  In accordance with Nasdaq Rule 5810(c)(3)(A), the Company has 180 days, or until May 17, 2010, to regain compliance.  In its notice, Nasdaq indicated that, if at any time during this period the minimum closing bid price is $1.00 or more per share for at least ten consecutive trading days, Nasdaq will provide confirmation that the Company has regained compliance.

Should the Company fail to regain compliance by May 17, 2010, Nasdaq has advised it will then provide a notice to the Company that its common stock will be delisted.  However, the Company may be eligible for an additional grace period if it satisfies all the requirements, other than the minimum bid price requirement, for initial listing on the Nasdaq Capital Market, set forth in Nasdaq Listing Rule 5505.  In order to take advantage of this alternative, the Company will need to submit an application to transfer its securities to the Nasdaq Capital Market.

The Company intends to monitor the bid price for its common stock between now and May 17, 2010 and to consider available options to resolve the deficiency and regain compliance with the Nasdaq minimum bid price requirement, as to which no assurances can be given.

As previously disclosed in a Current Report on Form 8-K filed with the Securities Exchange Commission on October 6, 2009, the Company received a Staff Determination letter from Nasdaq, notifying the Company that Nasdaq had determined to initiate procedures to delist the Company’s securities from Nasdaq based on the Company’s failure to hold its annual meeting within the time frame allowed under Nasdaq Listing Rule 5620.

On October 6, 2009, the Company submitted to Nasdaq a request for a hearing before a Nasdaq Hearings Panel to appeal the Staff Determination.  The hearing was held before a Hearings Panel.  At the hearing, the Company informed the Hearings Panel of its plans to hold the Company’s annual meeting on December 9, 2009.  In addition, the Company requested that, pursuant to Rule 5815(c)(1)(A), the Hearings Panel grant an exception to the relevant continued listing standards set forth in Rule 5620, and that Nasdaq continue to list the Company’s securities.  The Staff Determination letter stated that the Company’s hearing request would stay the delisting of the Company’s securities by Nasdaq pending the Hearings Panel’s decision.  The Company is awaiting a decision from the Hearings Panel.  There can be no assurance that the Company’s appeal will be successful and that the Hearings Panel will grant the Company’s request for continued listing.

No assurances can be provided that the Company will be able to achieve or maintain compliance with the requirements under the Nasdaq Listing Rules or that it will maintain its Nasdaq listing.

This current Report on Form 8-K contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this report may not occur.   Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of the Company’s operating results.  The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The Company cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences (including, but not limited to, uncertainties and risks associated with the inclusion of the Company’s securities in an illiquid trading market, and those uncertainties, risks and other influences set forth in the Company’s public reports filed with the Securities and Exchange Commission including, but not limited to, the Company’s Form 10-K for the year ended September 30, 2008 and the Company’s Form 10-Q’s for the quarters ended December 31, 2008, March 31, 2009 and June 30, 2009), many of which are beyond the Company’s control, that may influence the accuracy of the statements and the projections upon which the statements are based.  The Company’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. 99.1 Press Release, dated November 23, 2009, issued by Hauppauge Digital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAUPPAUGE DIGITAL INC.

Date: November 23, 2009	By:	/s/ Gerald Tucciarone
Gerald Tucciarone
Chief Financial Officer